Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333‑211940, 333‑196646, 333‑184181, 333‑176174, 333‑171244, 333‑159592, and 333‑149662 on Form S‑8, Registration Statement Nos.333‑205353, 333‑195855, 333‑183313, 333‑171944, 333‑170503, 333‑171052, 333‑166011, 333‑158516 and    333-216600 on Form S‑3, and Registration Statement Nos.  333‑215590 and 333‑123704 on Form S‑1 of our report dated April 2, 2018, relating to the consolidated financial statements of ReShape Lifesciences Inc. and subsidiaries, appearing in this Annual Report on Form 10‑K of the Company for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, MN
April 2, 2018